Exhibit 99.1

Brown & Brown, Inc. completes the acquisition of

Accession Risk Management Group

DAYTONA BEACH, Fla., Aug. 1, 2025 - Brown & Brown, Inc. (NYSE:BRO) today announced the completion of the previously announced acquisition of RSC Topco, Inc. (“RSC” or “Accession”), the holding company for Accession Risk Management Group, Inc.

Brown & Brown, Inc. is a leading insurance brokerage firm delivering comprehensive and customized insurance solutions and specialization since 1939. With a global presence spanning 700+ locations and a team of more than 23,000 professionals, following the acquisition of Accession, we are dedicated to delivering scalable, innovative strategies for our customers at every step of their growth journey. Learn more at BBrown.com.

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For more information:

Investors

R. Andrew Watts

Chief Financial Officer

(386) 239-5770

Media

Jenny Goco

Director of Communications

(386) 333-6066